EXHIBIT 99.1

Press Release dated February 16, 2017, announcing the appointment of Michael J. Warren as Chief Executive Officer of the Company.

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Airborne Wireless Network Announces Appointment of New CEO

Highly Regarded Senior Expert on Security Operations, Coordination, and Management to Lead Company into Next Phase of Growth

LOS ANGELES, CA / PR NEWSWIRE / February 16, 2017 / Airborne Wireless Network (ABWN) today announces that it has appointed Michael (Mike) J. Warren as Chief Executive Officer.

Mike has recently served as the Regional Operations and Security Director for ECC International in Afghanistan. In this capacity, he has overseen the security of 18 Major DOD Construction Projects, totaling $1,000,000,000, including a $500 million Asia Development Bank road project building the Ring Road from Herat to Mazer-e-Sharif, and one $50 Million USAID Infrastructure Development project with the Afghan Ministry of Mines, Oil, and Gas. Before that, Mike was the Director of Operations, Security & Safety for Checchi & Company Consulting, Inc., in Afghanistan and he focused on the Measurement and Evaluation Program under contract with USAID. Prior to that he was the Program Manager for the Human Terrain Systems under the International Security Assistance Force for NATO and the US Army G-2. He has been an advisor to the US Embassy, to COMISAF and CJ2X at HQs ISAF in Kabul. Afghanistan.

Mike retired from the U. S. Marine Corps with the rank of Lieutenant Colonel in 1994. An infantry officer, his assignments included serving as the Executive Officer, 3rd Surveillance & Reconnaissance Group in Okinawa; as Commanding Officer of the largest Marine Security Barracks at Naval Weapons Station, Concord, CA, and in multiple command positions on the drill field at the Marine Corps Recruit Depot, San Diego. A native of Illinois, he earned a Bachelor of Arts degree in Political Science from the University of Missouri. Mike is also a graduate of the US Marine Corps Command and Staff College. He is also certified as a Counter Terrorism Planner, as a COIN (Counterinsurgency) expert and in numerous security and safety courses.

Mike has an extensive background in project management and has served with numerous companies in the computer hardware and software industry, playing an integral role in the companies’ growth and expansion.

J. Edward Daniels, President of Airborne Wireless Network said, “Mike will be instrumental in advancing our technology into the next stage of growth. His expertise in security operations and background in both the civilian sector and governmental sector will be invaluable as we continue to aggressively market the Infinitus Super Highway™. We believe that his unique background and his ability to translate vision into world-class execution will be exactly what we need as we enter the next chapter of the business.”

For further information see: www.airbornewirelessnetwork.com

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Notice Regarding Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

Robert Haag

IRTH Communications
Phone: +1-866-976-4784
ABWN@irthcommunications.com

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